FIRST AMENDMENT TO EMPLOYMENT AGREEMENT THIS IS THE FIRST AMENDMENT (the “Amendment”), dated as of May 9, 2022, to that certain Employment Agreement (the “Agreement”), dated as of August 10, 2021, by and between by and between Spark SocialNet, Inc. (f/k/a Social Net, Inc.) (the “Company”) and David Clark (Executive”). The Company and Executive wish to amend the Agreement on the terms and conditions set forth herein. Therefore, in consideration of the mutual agreements set forth herein and intending to be legally bound, the parties hereto agree as follows: 1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement. 2. Removal of Certain Language. The following sentence is hereby removed in its entirety from Section 4(b) of the Agreement: “Such Severance shall be reduced by any remuneration paid to Executive because of Executive’s employment or self-employment during the severance period, and Executive shall promptly report all such remuneration to the Company in writing.” 3. Ratification of Agreement. Except as expressly set forth in this Amendment, the Agreement is hereby ratified in full (including without limitation the provisions of Section 4(b) thereof other than the sentence removed by this Amendment) and shall, as so changed by this Amendment, continue in full force and effect. 4. Counterparts. This Amendment may be executed and delivered originally or by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single instrument. IN WITNESS WHEREOF, the parties have duly executed this Amendment on the date first above written. SPARK SOCIALNET, INC. __________________________________ By: Eric Eichmann Title: Chief Executive Officer __________________________________ David Clark Exhibit 10.2